Exhibit 32.2

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of CoBiz Financial Inc. (the “Company”), hereby certifies that the Company’s annual report on Form 10-K for the year ended December  31, 2016 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

3
Date: February 21, 2017	/s/ Lyne Andrich
Lyne B. Andrich
EVP & Chief Financial Officer